Exhibit 99.1

Jack in the Box Inc. to Present at Investment Conferences

SAN DIEGO--(BUSINESS WIRE)--March 3, 2010--Jack in the Box Inc. (NASDAQ: JACK) will participate in three upcoming investment conferences. The dates and times of the presentations are as follows:

  March 10, 2010, 10:05 a.m. ET – Bank of America Merrill Lynch 2010 Consumer Conference to be held in New York.
  March 16, 2010, 3:30 p.m. CT – Morgan Stanley Retail Field Trip to be held in Dallas.
  March 17, 2010, 9:00 a.m. PT – J.P. Morgan Gaming, Lodging, Restaurant & Leisure Management Access Forum to be held in Las Vegas. (This conference will not be webcast.)

A simulcast of the Bank of America and Morgan Stanley presentations will be available on the company’s website at http://investors.jackinthebox.com. Online replays will be available for three weeks following the presentations. To access the live simulcasts, please go to the Jack in the Box website at least 15 minutes prior to the presentations to download and install any necessary audio software.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 18 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with more than 500 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, (858) 571-2407
or
Media Contact:
Brian Luscomb, (858) 571-2291